Exhibit 99.1
LOAN AND SECURITY AGREEMENT
by and among
PlanetOut Inc.,
PlanetOut USA Inc.,
LPI Media Inc.,
SpecPub, Inc., and
RSVP Productions, Inc.
as Borrowers
and
ORIX Venture Finance LLC, as Lender
September 28, 2006

i.

Table Of Contents
(continued)

ii.

Table Of Contents
(continued)

iii.

INDEX OF SCHEDULES

Schedule A	—	Disclosure Schedule
Schedule 6.7	—	Financial Covenants
INDEX OF EXHIBITS

Exhibit A	—	Form of Borrowing Base Certificate
Exhibit B	—	Form of Compliance Certificate
Exhibit C	—	Description of Collateral
Exhibit D	—	Form of Notice of Borrowing

EXECUTION VERSION
     This Loan and Security Agreement (as amended, restated, or otherwise modified from time to time, this “Agreement”), dated as of September 28, 2006 (the “Closing Date”), is entered into by and among ORIX Venture Finance LLC (“Lender”), as lender, on the one hand, and PlanetOut Inc., a Delaware corporation (“PlanetOut”), PlanetOut USA Inc. , a Delaware corporation (“PlanetOut USA”), LPI Media Inc., a Delaware corporation (“LPI”), SpecPub, Inc., a Delaware corporation (“SpecPub”), RSVP Productions, Inc., a Delaware corporation (“RSVP”), (PlanetOut, PlanetOut USA, LPI, SpecPub, and RSVP are collectively referred to herein as the “Borrowers” and individually as a “Borrower”), as borrowers, on the other hand.
RECITALS
     WHEREAS, Borrowers have requested that Lender extend revolving and term credit facilities to Borrowers of up to Fifteen Million Dollars ($15,000,000) in the aggregate to provide working capital financing for Borrowers and for this purpose Lender is willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and
     WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Lender a security interest in and lien upon the Collateral (as defined below);
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:
1. Accounting And Other Terms
     Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.
2. Loan And Terms Of Payment
     2.1 Credit Extensions.
     Borrowers, on a joint and several basis, promise to pay Lender the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions in each case in accordance with the terms of this Agreement and the other Loan Documents.
          2.1.1 Revolving Advances.
               (a) Subject to the terms and conditions hereof, Lender shall make Advances under the Committed Revolving Line to Borrowers from time to time until the Commitment Termination Date. Until the Commitment Termination Date and subject to the applicable terms and conditions precedent in Sections 3.1, 3.2, and 3.3, Borrowers may borrow, repay, and reborrow under this Section 2.1.1; provided, that the aggregate amount of the Advances to be made shall not exceed the lesser of (i) the Committed Revolving Line and (ii) amounts available under the Borrowing Base at any time, in each case, minus the outstanding Advances. The proceeds of the Advances shall be used solely for working capital and other general business requirements of Borrowers.
               (b) Pursuant to the terms of Section 3.4, interest on each Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Commitment Termination Date.
               (c) To obtain an Advance, a Borrower must follow the procedures set forth in Section 3.3(a).
               (d) Lender’s obligation to make Advances terminates on the Commitment Termination Date, when all Advances are immediately payable.
               (e) Borrowers shall pay interest accrued on the Advances at the rates and in the manner set forth in Section 2.2.1(a).
               (f) If the aggregate amount of the Advances under this Section 2.1.1, exceeds the lesser of (i) the Committed Revolving Line or (ii) amounts available under the Borrowing Base at any time, Borrowers must pay Lender the excess within 3 days.
          2.1.2 Term Loan.
               (a) Subject to the terms and conditions hereof, Lender agrees to make, and Borrowers agree to borrow, a term loan on the Closing Date (the “Term Loan”) to the Borrowers in the amount of the Term Loan Commitment. Borrowers, jointly and severally, agree to repay the Term Loan, together with interest thereon as prescribed in Section 2.2.1(b), in accordance with the terms of this Agreement. The proceeds of the Term Loan shall be used solely for working capital and other general business requirements of Borrowers.
               (b) The Borrowers shall repay the Term Loan in forty-eight (48) equal, consecutive monthly installments of principal plus interest on the first day of each month commencing November 1, 2006, and ending on the Term Loan Maturity Date. At any time, the Borrowers may prepay amounts due and owing under the Term Loan together with a prepayment fee equal to the following percentage of the amount prepaid: if the Term Loan amounts are prepaid in any of the first 12 months following the Closing Date, 5.0%; in months 13 — 24, 3.0%; in months 25 — 36, 0.5%; and thereafter, 0.0%. Prepayments shall be applied to scheduled principal repayments in inverse order of their maturity. The prepayment fee described above shall also apply upon acceleration of the Term Loan pursuant to Section 9.1(a).
               (c) Notwithstanding the foregoing, the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Term Loan Maturity Date, if not sooner paid in full. No payment with respect to the Term Loan may be reborrowed.

     2.2 Interest Rates; Limitations.
          2.2.1 Interest Rates. Borrowers shall pay interest to Lender in arrears on each applicable Interest Payment Date, at the following rates: (a) with respect to the Advances, each Advance shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Base Rate plus one percent (1.0%), and (b) with respect to the Term Loan, the Term Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Base Rate plus three percent (3.00%); provided, however, that such Term Loan rate shall be irrevocably decreased to the Base Rate plus 2 percent (2.00%) on the last day of the second consecutive quarter in which PlanetOut and its Subsidiaries achieve a consolidated EBITDA of at least Two Million Five Hundred Thousand Dollars ($2,500,000). After an Event of Default occurs and so long as such Event of Default continues, including after an acceleration of the Obligations pursuant to Section 9.1(a) (whether before or after entry of judgment to the extent permitted by law), Obligations shall accrue interest at two percent (2.00%) above the rate effective immediately before the Event of Default. Payment or acceptance of the increased interest provided in this Section 2.2.1 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.
          2.2.2 Limitations on Interest Rates. Notwithstanding any provision in this Agreement or any of the other Loan Documents, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable federal or state interest rate laws. If any payments in the nature of interest, additional interest and other charges made hereunder or under any of the Loan Documents are held to be in excess of the applicable limits imposed by any applicable federal or state law, the amount held to be in excess shall be considered payment of principal under the Advances and the indebtedness evidenced thereby shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable federal or state interest rate laws.
          2.2.3 General Provisions. Payments received after 12:00 p.m. (Pacific Time) are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.
     2.3 Fees.
          Borrower shall pay:
               (a) Fees. A fully earned, non-refundable fee equal to (i) $75,000 (the “Term Loan Fee”) on the Closing Date and (ii) $37,500 (the “Revolving Line Fee”) on the first anniversary of the Closing Date.
               (b) Lender Expenses. All Lender Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred (i) through the date of this Agreement, as requested by Lender, on the Closing Date and, (ii) thereafter, within 5 business days of the delivery of a reasonably detailed invoice by Lender. Any Lender Expenses not paid in accordance with the foregoing shall bear interest at the then applicable Base Rate.
3. Conditions Of Credit Extensions
     3.1 Conditions Precedent to Initial Credit Extension.
     Lender’s obligation to make the initial Credit Extension is subject to the condition precedent that the following have been satisfied, all in form and substance satisfactory to Lender:
               (a) Borrowers and the other parties thereto (other than Lender) shall have executed and delivered each Loan Document to which each is a party;
               (b) Borrowers shall have delivered a good standing certificate of each Borrower from (i) the Secretary of State of such Borrower’s jurisdiction of formation and (ii) all other jurisdictions in which it does business and where the failure to be qualified would cause a Material Adverse Change;
               (c) Lender shall have received a Secretary’s Certificate from each Borrower certifying such Borrower’s respective (i) Operating Documents, (ii) resolutions authorizing the transactions contemplated by the Loan Documents and (iii) signatories to the Loan Documents.
               (d) Lender shall have received the certificates of insurance described in Section 6.6;
               (e) Borrowers shall have paid all costs and fees, including the Term Loan Fee, and Lender Expenses, in accordance with Section 2.3(b); and
               (f) Borrowers shall have delivered to Lender, in addition to the documents required in Section 3.2, all documents, certificates, and other in connection therewith assurances that Lender or its counsel may reasonably request.
     3.2 Conditions Precedent to all Credit Extensions.
     Lender’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the condition precedent that the following shall have been satisfied, all in form and substance satisfactory to Lender:
               (a) for Advances, the timely receipt of a Notice of Borrowing;
               (b) the representations and warranties in Section 5 must be true on the date of a Notice of Borrowing and on each Funding Date or the date any other Credit Extension is made, except for those representations and warranties that expressly refer to another date, which shall be true, accurate and complete in all material respects as of such date; and provided that any representations and warranties set forth in Section 5 that refer to financial statements shall be deemed to be made with respect to the financial statements most recently delivered to Lender pursuant to Section 6.2; and no Event of Default may have occurred and be continuing or result from the Credit Extension (each Credit Extension is each Borrower’s representation and warranty on that date that (i) the representations and warranties of Section 5 remain true and (ii) no Event of Default has occurred and is continuing); and
               (c) following the first anniversary of the Closing Date, the receipt of the Revolving Line Fee.
     3.3 Procedure for the Borrowing of Advances.
               (a) Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, including Section 3.1 and Section 3.2 for Advances made on the Closing Date and Section 3.2 for all Advances, each Advance shall be made upon the Borrowers’ irrevocable written notice delivered to Lender in the form of a Notice of Borrowing, executed by a Responsible Officer of each requesting Borrower. Lender may rely on any telephone notice given by a person whom Lender believes is a Responsible Officer. Borrowers shall indemnify Lender for any loss Lender suffers due to such reliance. Unless waived by Lender, such Notice of Borrowing must be received by Lender prior to 11:00 a.m. (Pacific time) at least two (2) Business Days prior to the requested Funding Date specifying:
                    (i) the amount of the Advance, which shall be in an aggregate minimum principal amount of $250,000 or in any integral multiple of $100,000 in excess thereof; and
                    (ii) the requested Funding Date, which shall be a Business Day.
               (b) The proceeds of all such Advances will then be made available on the Funding Date to the Borrower requesting such Advance by Lender as instructed by Borrower.
     3.4 Calculation of Interest and Fees.
     Interest on the Credit Extensions, and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Each change in the interest rate of the Advances based on changes in the Base Rate shall be effective on the effective date of such change and to the extent of such change.
4. Creation Of Security Interest
     4.1 Grant of Security Interest.
     Each Borrower grants Lender a continuing security interest in all of such Borrower’s presently existing and later acquired Collateral to secure the payment of all Obligations and the performance of each Borrower’s duties under the Loan Documents. Except for Permitted Liens, Lender’s security interest will be a first priority security interest in the Collateral. So long as

Lender is committed to make any Advances hereunder or any Obligations remain outstanding, Lender’s lien and security interest in the Collateral will continue.
     4.2 Authorization to File Financing Statements.
     Borrowers authorize Lender to file financing statements, without notice to Borrowers, with all appropriate jurisdictions, as Lender deems reasonably necessary, in order to protect or perfect Lender’s security interest in the Collateral.
     4.3 Termination.
     Upon the payment in full of all Obligations (other than inchoate indemnity obligations) and the cancellation or termination of any commitment to extend credit or make Advances under this Agreement, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Borrowers, and Lender shall immediately return all Collateral to Borrowers. Upon such termination, Lender hereby authorizes Borrowers, at Borrowers’ expense, to file any UCC termination statement necessary to effect such termination, and Lender shall promptly execute and deliver to Borrowers any additional documents or instruments as Borrowers reasonably request to evidence such termination and shall promptly notify any banks at which Borrowers’ accounts have been pledged to Lender pursuant to control agreements that such agreements should be immediately terminated.
5. Representations And Warranties
     Each Borrower represents and warrants as follows:
     5.1 Due Organization and Authorization.
     Borrower and each of its Subsidiaries is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.
     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s Operating Documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.
     5.2 Collateral.
     Borrower has good title to its Collateral, free of Liens except Permitted Liens. Borrower has no other Deposit Account, other than the Deposit Accounts described in the Disclosure Schedule. Except as disclosed on the Disclosure Schedule, the Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is maintained at the locations set forth in the Disclosure Schedule. Except as described in the Disclosure Schedule as of the Closing Date hereof, the Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to a bailee, then Borrower shall receive the prior written consent of Lender, and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Lender. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of its Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business.
     5.3 Accounts.
               (a) Representations Relating to Accounts. Each Account with respect to which Advances are requested by Borrowers represents, on the date each Advance is requested and made, an undisputed (to the best of the relevant Borrower’s Knowledge) bona fide existing unconditional obligation of the account debtor created by the sale, delivery, and acceptance of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, in the ordinary course of Borrower’s business. No Borrower has Knowledge of any actual or imminent Insolvency Proceeding of any of its account debtors whose accounts are an Eligible Account in any Borrowing Base Certificate.
               (b) Representations Relating to Documents and Legal Compliance. All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents and all of the Borrower’s Books are and shall be genuine. All sales and other transactions underlying or giving rise to each Account comply with all applicable laws and governmental rules and regulations except for any failure to comply that would not reasonably be expected to result in a Material Adverse Change. To the best of Borrower’s Knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.
     5.4 Litigation.
     Except as shown in the Disclosure Schedule or otherwise disclosed in writing to Lender pursuant to Section 6.2(a), there are no actions or proceedings pending or, to the Knowledge of Borrower, threatened against Borrower or any of its Subsidiaries which would reasonably be expected to cause a Material Adverse Change.
     5.5 No Material Adverse Change in Financial Statements.
     All consolidated financial statements for Borrower delivered to Lender fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lender.
     5.6 Solvency.
     The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.
     5.7 Regulatory Compliance.
     Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which would reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or its Subsidiary or, to the best of Borrower’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries has generally timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Change.
     5.8 Subsidiaries; Investments.
     Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.
     5.9 Full Disclosure.
     No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lender (taken together with all such written certificates and written statements to Lender and with PlanetOut’s periodic filings on Form 10-K, 10-Q and 8-K) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. Lender recognizes that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.
6. Affirmative Covenants
     Each Borrower shall, and shall cause each of its Subsidiaries to, do all of the following for so long as Lender has an obligation to lend or there are outstanding Obligations:
     6.1 Government Compliance.
               (a) Except for mergers or consolidations permitted under Section 7.5, maintain its and all its Subsidiaries’ legal existence and good standing in their jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower’s business or operations, provided, however, that PlanetOut France Partners SARL may be dissolved at PlanetOut’s discretion; and
               (b) Comply, and have each of its Subsidiaries comply, with all laws, ordinances and regulations to which it is subject, for which noncompliance would have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.
     6.2 Financial Statements, Reports, Certificates.
               (a) Deliver to Lender: (i) as soon as available, but no later than forty (40) days after the last day of each fiscal quarter, prepared under GAAP by Borrower, consistently applied, quarterly consolidated and consolidating balance sheets and income statements covering consolidated and consolidating operations of PlanetOut and its Subsidiaries during the period certified by a Responsible Officer and in a form acceptable to Lender; (ii) as soon as available, but no later than ninety (90) days after the last day of PlanetOut’s fiscal year, reviewed annual financial statements prepared under GAAP, consistently applied, prepared by Stonefield Josephson or another independent certified public accounting firm reasonably acceptable to Lender; (iii) within five (5) Business Days of filing, copies of all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against any Borrower or any of their Subsidiaries which would reasonably be expected to result in damages or costs to any Borrower or any of their Subsidiaries of $100,000 or more, or which would reasonably be expected to cause a Material Adverse Change (collectively, “Material Litigation”); and (v) other financial information Lender reasonably requests. Lender acknowledges that Borrowers may fulfill their obligations to provide financial statements as described in subsections (i) and (ii) above by the delivery of PlanetOut’s periodic reports on Forms 10-K and 10-Q in accordance with this Section 6.2.
     Documents required to be delivered pursuant to this Section 6.2(a) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrowers post such documents, or provides a link thereto on the Borrowers’ website on the Internet at Borrowers’ website address of www.planetoutinc.com (or such other website address as Borrowers may provide to Lender in writing from time to time); provided that: (x) to the extent Lender is otherwise unable to receive any such electronically delivered documents, Borrowers shall, upon request by Lender, deliver paper copies of such documents to Lender, in number sufficient for each Lender, until a written request to cease delivering paper copies is given by Lender and (y) Borrowers shall notify Lender (by telecopier or electronic mail) of the posting of any such documents or provide to Lender by electronic mail electronic versions (i.e., soft copies) of such documents.
               (b) Within 30 days after the last day of each month, deliver to Lender a Borrowing Base Certificate (in the form of Exhibit A) with an Accounts receivable aging summary and reconciliation report and summary of Accounts payable, each signed by a Responsible Officer.
               (c) Within 30 days after the last day of each quarter, deliver to Lender with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit B.
               (d) Allow Lender to audit Borrower’s Collateral at Borrower’s expense. Such audits will be conducted no more often than once every six (6) months upon 2 business days advance notice unless an Event of Default has occurred and is continuing.
     6.3 Accounts.
               (a) Schedules and Documents relating to Accounts. If requested by Lender, make available to Lender copies (or, at Lender’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing, except as disclosed to Lender at the time such materials are made available to Lender. In addition, Borrower shall deliver to Lender, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.
               (b) Disputes. Notify Lender promptly of all disputes or claims relating to Accounts to the extent such disputes or claims exceed (i) $25,000 individually or (ii) $175,000 in the aggregate at any given time. Borrower shall not forgive (completely or partially), compromise or settle any Account for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm’s length transactions, which are reported to Lender on the regular reports provided to Lender; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Committed Revolving Line or amounts available under the Borrowing Base.
     6.4 Inventory.
     Keep all Inventory in good and marketable condition, and free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower’s customary practices as they exist at execution of this Agreement.
     6.5 Taxes.
     Make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Lender, on demand, appropriate certificates attesting to the payment.
     6.6 Insurance.
     Borrowers shall, at all times, insure all of the Collateral and carry such other business insurance, with St. Paul Travelers Companies or other insurers reasonably acceptable to

Lender, in such form and amounts as Lender may reasonably require (it being acknowledged that Lender approves Borrowers’ insurance coverage as in effect as of the Closing Date and accordingly does not require any changes or additions to such coverage as of the Closing Date; provided, however, that Borrowers may need to adjust insurance coverage in the future pursuant to this Section 6.6), and Borrowers shall provide evidence of such insurance to Lender, so that Lender is satisfied that such insurance is, at all times, in full force and effect. Such insurance shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 13.2. Borrowers shall deliver insurance endorsements showing Lender as an additional insured or loss payee, as applicable, and that Lender will be provided at least twenty (20) days notice of cancellation of any policy. If an Event of Default has occurred and is continuing, proceeds payable under any policy will, at Lender’s option, be payable to Lender on account of the Obligations. If any Borrower fails to provide or pay for any insurance, Lender may, but is not obligated to, obtain the same at Borrowers’ expense. Each Borrower shall promptly deliver to Lender copies of all reports made to insurance companies.
     6.7 Financial Covenants.
     Maintain an Adjusted EBITDA as set forth on Schedule 6.7.
     6.8 Further Assurances.
     Execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s security interest in the Collateral or to effect the purposes of this Agreement. Without limitation of the foregoing, Borrowers shall provide Lender with advance notice of the LPI Payoff and, concurrently with the LPI Payoff, deliver an executed Pledge Agreement amendment and an executed IP Security Agreement, in each case in form, substance and manner necessary, in Lender’s reasonable discretion, to perfect Lender’s security interest in the Specified SpecPub Collateral to the extent constituting Collateral. Upon the LPI Payoff, Lender shall be authorized to file a financing statement showing SpecPub as debtor and an amendment to Lender’s existing financing statement showing PlanetOut as debtor to perfect Lender’s security interest in the Specified SpecPub Collateral to the extent constituting Collateral. Upon the LPI Payoff, PlanetOut shall use commercially reasonable efforts to obtain the prompt return of the “Pledged Collateral” (as defined in the Pledge Agreement dated November 8, 2005 between PlanetOut and Lipo Liquidating Corp. (f/k/a LPI Media, Inc.) and Speco Liquidating Corp. (f/k/a SpecPub, Inc.) (the “SpecPub Pledge Agreement”)) pursuant to Section 19 of the SpecPub Pledge Agreement and, promptly upon such return, shall deliver any stock certificates representing such Pledged Collateral, together with signed and undated stock powers, to Lender.
     6.9 Subsidiaries.
     Notify Lender of each Subsidiary formed subsequent to the Closing Date, as otherwise permitted hereunder, and, within 30 days of formation, shall cause any such Subsidiary to execute and deliver to Lender a joinder agreement, in form and substance acceptable to Lender, unless Borrowers can reasonably demonstrate to Lender that to do so would cause a Borrower material, adverse tax consequences under Internal Revenue Code Section 956 (or any successor statute).
     6.10 Stock Certificate Delivery.
     Deliver to Lender, on or before November 15, 2006, all stock certificates representing the “Pledged Shares” (as such term is defined in that certain Pledge Agreement, dated as of the date hereof, made by PlanetOut USA in favor of Lender), together with signed and undated stock powers.
7. Negative Covenants
     No Borrower shall, or shall permit any of its Subsidiaries to, do any of the following without Lender’s prior written consent, for so long as Lender has an obligation to lend or there are any outstanding Obligations:
     7.1 Dispositions.
     Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), all or any material part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (c) of worn-out or obsolete Equipment; (d) of property between Borrowers; or (e) of property to Subsidiaries of any Borrower which are not Borrowers with a fair market value not to exceed the Downstream Amount during any fiscal quarter. Notwithstanding the foregoing, in no event shall (i) any Borrower or any of its Subsidiaries Transfer any Intellectual Property nor (ii) any Transfers be made to SpecPub until the LPI Payoff and Lender’s Lien in the Specified SpecPub Collateral is perfected in accordance with Section 6.8, in each case excepting licensing of Intellectual Property as more particularly described in subsection (b).
     7.2 Change in Business.
     Engage in any business other than the businesses currently engaged in by Borrower and its Subsidiaries or reasonably related thereto.
     7.3 Changes in Location, Organization.
     Without at least thirty (30) days prior written notice, (i) relocate its chief executive office, (ii) change its state of formation (including reincorporation), (iii) change its organizational number or name or (iv) add any new offices or business locations (such as warehouses) in which such Borrower maintains or stores over $5,000 of Collateral (except for sales offices or other offices in which no more than 5 persons are employed).
     7.4 Change in Control.
     Undergo a Change in Control. A “Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of PlanetOut, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of PlanetOut, representing fifty percent (50%) or more of the combined voting power of PlanetOut’s then outstanding securities; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of PlanetOut (together with any new directors whose election by the Board of Directors of PlanetOut was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.
     7.5 Mergers or Acquisitions.
     (a) Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or (b) acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person for consideration in excess of $200,000. Notwithstanding the foregoing, a Subsidiary may merge or consolidate into another Subsidiary or into a Borrower.
     7.6 Indebtedness.
     Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.
     7.7 Encumbrance.
     Create, incur, or allow any Lien on any of the Collateral or any Intellectual Property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens.
     7.8 Distributions; Investments.
     Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock except in accordance with the terms of the Warrant.
     7.9 Transactions with Affiliates.
     Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of such Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
     7.10 Deposit Accounts.
     Maintain any Deposit Accounts, or accounts holding Investment Property, (i) located in the United States of America, in which Lender does not have a perfected security interest, except for those certain Wells Fargo Bank cash deposit accounts nos. 912-4686396 and 216-9247521 holding cash in an amount not to exceed the Cruise Line Encumbrance Threshold in accordance with Section 7.12 hereof and (ii) located outside the United States of America, holding cash or Investment Property in excess of $150,000 in the aggregate at any given time; provided, however; that, notwithstanding subsection (i) immediately above, Borrowers shall have a period of 7 days after the Closing Date to deliver a fully executed Control Agreement with respect to SVB Securities account no. 486-01480.
     7.11 Compliance.
     Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation which violation would cause a Material Adverse Change.
     7.12 Cruise Line Encumbrance Threshold.
     With respect to travel reservations on cruise lines, allow Borrowers to (i) restrict or encumber cash and/or (ii) prepay such reservations in an aggregate amount in excess of $13,000,000 at any time, until December 31, 2006, and, thereafter, $11,000,000 at any given time (the “Cruise Line Encumbrance Threshold”).
     7.13 PNO Liquidity.
     Allow (i) DSW to have more than $250,000 in unrestricted cash at any given time; provided, however, DSW may exceed such amounts by up to an additional $250,000 in March, April and May of any year, to the extent such additional amounts are internally generated by DSW; and (ii) all Subsidiaries that are not a Borrower to have more than $150,000 in unrestricted cash in the aggregate, at any given time.
8. Events Of Default
     Any one of the following is an Event of Default:
     8.1 Payment Default.
     If any Borrower fails to pay (a) the principal of any Credit Extension on the date when such payment is due, or (b) the interest portion or any other Obligations within three (3) days after such amounts become due. During any cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);
     8.2 Covenant Default.
     If any Borrower fails to perform any obligation in Sections 6.2, 6.6 or 6.7 or violates any covenant in Section 7; or

     If any Borrower fails to perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between such Borrower and Lender and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten (10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after such Borrower’s attempts to cure such default within the ten (10) day period, and the default may be cured within a reasonable time, then such Borrower has an additional period (of not more than thirty (30) days) to attempt to cure the default. During the additional cure period, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during any cure period);
     8.3 Material Adverse Change.
     If a Material Adverse Change occurs;
     8.4 Attachment.
     If any material portion of any Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) Business Days, or if any Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of any Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any material portion of any Borrower’s assets by any government agency and is not paid within ten (10) Business Days after such Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by such Borrower (but no Credit Extensions will be made while (a) the stay is in effect, or (b) such Borrower contests the action, whichever is applicable);
     8.5 Insolvency.
     If any Borrower becomes insolvent or if any Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against any Borrower and is not dismissed or stayed within sixty (60) days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);
     8.6 Other Agreements.
     If there is a default in any agreement between any Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $200,000 or that would reasonably be expected to cause a Material Adverse Change;
     8.7 Judgments.
     If a nonappealable money judgment(s) in the aggregate of at least $100,000 is rendered against any Borrower and is unsatisfied and unstayed for thirty (30) days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or
     8.8 Misrepresentations.

     If any Borrower or any Person acting for any Borrower makes any material misrepresentation or material misstatement of any material fact at the time made now or later in any warranty or representation in this Agreement or in any writing delivered to Lender to induce Lender to enter this Agreement or any Loan Document.
9. Lender’s Rights And Remedies
     9.1 Rights and Remedies.
     When an Event of Default occurs and continues Lender may, without notice or demand, do any or all of the following:
               (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs, all Obligations are immediately due and payable without any action by Lender);
               (b) Stop advancing money or extending credit for any Borrower’s benefit under this Agreement or under any other agreement between any Borrower and Lender;
               (c) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrowers will assemble the Collateral if Lender requires and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrowers grant Lender a license to enter and occupy any of their premises, without charge, to exercise any of Lender’s rights or remedies;
               (d) Apply to the Obligations any (i) balances and deposits of any Borrower it holds, or (ii) any amount held by Lender owing to or for the credit or the account of any Borrower;
               (e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Lender is granted a non-exclusive, royalty-free license or other right to use, without charge, any Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section, any Borrower’s rights under all licenses and all franchise agreements inure to Lender’s benefit; or
               (f) Dispose of the Collateral according to the Code.
     9.2 Power of Attorney.
     Effective only when an Event of Default occurs and continues, each Borrower irrevocably appoints Lender as its lawful attorney to: (a) endorse such Borrower’s name on any checks or other forms of payment or security; (b) sign such Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (c) make, settle, and adjust all claims under such Borrower’s insurance policies; (d) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Lender determines reasonable; and (e) transfer the Collateral into the name of Lender or a third party as the Code permits. Lender may exercise the power of attorney to sign any Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest in the Collateral regardless of whether an Event of Default has occurred. Lender’s appointment as each Borrower’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lender’s obligation to provide Credit Extensions terminates.
     9.3 Lender Payments.
     If any Borrower fails to pay any amount when due or furnish any required proof of payment to third persons as required under the Loan Documents, Lender may make all or part of the payment or obtain insurance policies required in Section 6.6 and take any action under the policies Lender deems prudent. Any amounts paid by Lender in connection with the foregoing shall be collectively referred to as “Lender Payments”. No Lender Payments are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.
     9.4 Lender’s Liability for Collateral.
     If Lender complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrowers bear all risk of loss, damage or destruction of the Collateral.
     9.5 Remedies Cumulative.
     Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Lender and then is only effective for the specific instance and purpose for which it was given.
     9.6 Demand Waiver.
     Except as expressly set forth in this Agreement and the other Loan Documents, each Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which such Borrower is liable.
10. Notices
     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses and telefacsimile numbers set forth below each party’s name on the signature page hereto. Notice shall be effective upon receipt if sent by personal delivery, overnight delivery service or certified mail; and notices sent by telefacsimile shall be effective upon confirmation of delivery. A party may change its notice address by giving the other party written notice.
11. Choice Of Law, Venue And Jury Trial Waiver, Judicial Reference
     California law governs the Loan Documents without regard to principles of conflicts of law. Each Borrower and Lender submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California.
EACH BORROWER AND LENDER WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the San Francisco County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Francisco County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the San Francisco County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against

Collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
12. Cross Guaranty.
     12.1 Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,
               (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;
               (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;
               (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);
               (d) the insolvency of any Borrower; or
               (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
     Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.
     12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. Without limiting the generality of the foregoing, each Borrower expressly waives the benefit of (a) California Civil Code Section 2815 permitting the revocation of any guaranty as to future transactions and the benefit of California Civil Code Sections 2787 through 2855, 2899 and 1432 with respect to certain suretyship defenses, and (b) all rights, benefits and defenses, if any, applicable or available to such Borrower under (i) California Code of Civil Procedure Sections 580a or 726, which provide, among other things, that the amount of any deficiency judgment which may be recovered following either a judicial or nonjudicial foreclosure sale is limited to the difference between the amount of any indebtedness owed and the greater of the fair value of the security or the amount for which the security was actually sold, (ii) California Code of Civil Procedure Section 580b, providing that no deficiency may be recovered on a real property purchase money obligation, or (iii) California Code of Civil Procedure Section 580d, providing that no deficiency may be recovered on a note secured by a deed of trust on real property if the real property is sold under a power of sale contained in the deed of trust. It is agreed among each Borrower and Lender that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Lender would decline to enter into this Agreement.
     12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.
     12.4 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 12, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.
     12.5 Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by nonjudicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.
     12.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 2) shall be limited to an amount not to exceed as of any date of determination the greater of:
               (a) the net amount of all Credit Extensions advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and
               (b) the amount that could be claimed by Lender from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.7.
     12.7 Public Announcement. Borrowers hereby agree that Lender may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise (collectively, “Publicity”), and in connection therewith may use any Borrower’s name, tradenames and logos; provided however that any such public announcement or Publicity must be approved in advance by Borrowers (such approval not to be unreasonably withheld).
     12.8 Liability Cumulative. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
13. General Provisions
     13.1 Successors and Assigns.
     This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Borrower may assign or delegate this Agreement or any rights or obligations under it without Lender’s prior written consent which may be granted or withheld in Lender’s discretion. Lender has the right, without the consent of or notice to any Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights and benefits under this Agreement.
     13.2 Indemnification.
     Each Borrower shall indemnify, defend and hold harmless Lender and its officers, employees, and agents against: (a) all obligations and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or

Lender Expenses incurred, or paid by Lender from, following, or consequential to transactions between Lender and any Borrower (including reasonable attorneys’ fees and expenses), except for losses caused by Lender’s gross negligence or willful misconduct.
     13.3 Time of Essence.
     Time is of the essence for the performance of all obligations in this Agreement.
     13.4 Severability of Provision.
     Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
     13.5 Amendments in Writing, Integration.
     All amendments to this Agreement must be in writing and signed by each Borrower and Lender. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.
     13.6 Counterparts.
     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.
     13.7 Survival.
     All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrowers in Section 13.2 to indemnify Lender will survive until all statutes of limitations for actions that may be brought against Lender have run.
     13.8 Attorneys’ Fees, Costs and Expenses.
     Borrowers shall reimburse Lender for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors, environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:
               (a) any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;
               (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Credit Extensions during the pendency of one or more Events of Default, including, without limitation, an Insolvency Proceeding; provided that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct;
               (c) any attempt to enforce any remedies of Lender against any or all of the Borrowers or any other Person that may be obligated to Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Credit Extensions during the pendency of one or more Events of Default;
               (d) any workout or restructuring of the Credit Extensions during the pendency of one or more Events of Default; and
               (e) efforts to (i) monitor the Credit Extensions or any of the other Obligations, (ii) evaluate, observe or assess any of the Borrowers or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;
including, as to each of clauses (a) through (e) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings; and all expenses, costs, charges and other reasonable fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 13.8 (all of the foregoing fees, costs and expenses described in this Section 13.8 shall be collectively referred to as “Reimbursable Amounts”). Without limiting the generality of the foregoing, Reimbursable Amounts may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.
14. Definitions
     14.1 Definitions.
     In this Agreement:
     “Accounts” means all present and future “accounts” as defined in the Code.

     “Adjusted EBITDA” means EBITDA minus capital expenditures and adjusted for changes in deferred revenue, in each case as determined in accordance with GAAP.
     “Advance” or “Advances” is a loan advance (or advances) under the Committed Revolving Line.
     “Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners, and, for any Person that is a limited liability company, that Person’s managers and members.
     “Agreement” has the meaning ascribed to it in the preamble hereto.
     “Base Rate” is the prime rate as reported in The Wall Street Journal.
     “Borrower” or “Borrowers” have the meaning ascribed to it in the preamble hereto.
     “Borrower’s Books” are each Borrower’s books and records including ledgers, records regarding such Borrower’s assets or liabilities, business operations or financial condition and all computer programs or discs or any equipment containing the information.
     “Borrowing Base” is 85% of the aggregate value of Borrowers’ Eligible Accounts determined by Lender from Borrowers’ most recent Borrowing Base Certificate; provided, however, that Lender may lower the percentage of the Borrowing Base after performing an audit of each Borrower’s Collateral.
     “Borrowing Base Certificate” has the meaning ascribed to it in Section 6.2(b) hereof.
     “Business Day” is any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.
     “Capital Lease” means with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.
     “Capital Lease Obligation” means with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.
     “Closing Date” has the meaning ascribed to it in the preamble hereto.
     “Code” is the Uniform Commercial Code in effect in the State of California.
     “Collateral” is the property described on Exhibit C hereto.
     “Committed Revolving Line” is an aggregate principal amount equal to $7,500,000.
     “Commitment Termination Date” means the earlier to occur of (a) the Revolving

Maturity Date or (b) the date of termination of Lender’s obligations to permit existing Credit Extensions to remain outstanding or make Credit Extensions pursuant to Sections 9.1(a) or 9.1(b).
     “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices, but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.
     “Control Agreement” means, collectively, any control agreement entered into among any Borrower, Lender and the depositary bank, securities intermediary, or commodity intermediary at which Borrower maintains a deposit account, securities account, or a commodity account, pursuant to which Lender obtains control (within the meaning of the applicable provision of the Code) over such deposit account, securities account, or commodity account.
     “Credit Extension” is each Advance, the Term Loan or any other extension of credit by Lender for any or all of the Borrowers’ benefit.
     “Cruise Line Encumbrance Threshold” has the meaning ascribed to it in Section 7.12 hereof.
     “Default” means any event that constitutes an Event of Default or that, with the giving of notice, the passage of time, or both, would be an Event of Default.
     “Deposit Accounts” means all present and future “deposit accounts” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit, whether maintained with Lender or other institutions.
     “Disclosure Schedule” means the disclosure schedule attached hereto as Schedule A.
     “Dollars,” “dollars” and “$” each mean lawful money of the United States.
     “Downstream Amount” means, for any fiscal quarter, an aggregate amount not to exceed the lesser of (i) $600,000 per fiscal quarter or (ii) 14% of PlanetOut and its Subsidiaries consolidated trailing twelve month EBITDA, calculated at the end of the immediately preceding fiscal quarter. Compliance with the covenants that use the term “Downstream Amount” in any fiscal quarter shall be determined after taking into account all (i) Transfers permitted pursuant to

Section 7.1(e), (ii) Indebtedness permitted pursuant to subsection (g) of the definition of Permitted Indebtedness, and (iii) Investments permitted pursuant to subsection (g) of the definition of Permitted Investments, in each case during such fiscal quarter.
     “DSW” means PNO/DSW Events LLC.
     “EBITDA” shall mean, for any period, (a) Net Income minus (b) non-cash charges plus (c) to the extent deducted in the calculation of Net Income, (i) net interest expense, (ii) depreciation and amortization, (iii) income tax expense, and (iv) stock option expense in connection with 123R, in each case as determined in accordance with GAAP.
     “Eligible Accounts” are Accounts in the ordinary course of any Borrower’s business that meet all such Borrower’s representations and warranties in Section 5; but Lender may change eligibility standards by giving Borrowers notice. Unless Lender agrees otherwise in writing, Eligible Accounts will not include:
               (a) Accounts that the account debtor has not paid within 90 days of invoice date;
               (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;
               (c) credit balances over 90 days from invoice date;
               (d) Accounts for an account debtor, including Affiliates, whose total obligations to any Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless Lender approves in writing;
               (e) Accounts for which the account debtor does not have its principal place of business in the United States;
               (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality except for Accounts of the United States if the payee has assigned its payment rights to Lender and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);
               (g) Accounts for which any Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);
               (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;
               (i) Accounts for which the account debtor is any Borrower’s Affiliate, officer, employee, or agent;

               (j) Accounts in which the account debtor disputes liability or makes any claim and Lender believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;
               (k) Accounts as to which Lender’s Lien thereon is not a perfected, first priority Lien (subject to Permitted Liens) including, without limitation, any SpecPub Account until the LPI Payoff and Lender’s Lien in the Specified SpecPub Collateral is perfected in accordance with Section 6.8; and
               (l) Accounts for which Lender reasonably determines collection to be doubtful.
     “Equipment” means all present and future “equipment” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
     “ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations, in each case as amended.
     “Funding Date” means the date funds are advanced to Borrower for any Advance or the Term Loan.
     “GAAP” is generally accepted accounting principles applicable as of the date of determination.
     “General Intangibles” means all present and future “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
     “Governmental Authority” means (a) any foreign, federal, state, county, or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.
     “Indebtedness” is, with respect to any Person, without duplication (a) indebtedness for borrowed money (or indebtedness evidenced by notes payable, borrowings under revolving credit facilities, interest that has accrued and become payable and the payment of which has been satisfied by non-cash consideration, or drafts accepted representing extensions of credit) (other than ordinary-course trade payables); (b) Capital Lease Obligations; (c) indebtedness which is secured by any Lien on property owned by such Person, whether or not the obligation secured thereby shall have been assumed; (d) the face amount of letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money; (e) redemption or repurchase obligations with respect to mandatorily redeemable or repurchasable capital stock (or other equity interests) or capital stock (or other equity interests) which is subject to repurchase at the option of the holder thereof; (f) all obligations for the deferred purchase price of property or services (other than trade or other accounts payable in the ordinary course of business); or (g) all Contingent Obligations with respect to any of the foregoing, or with respect to performance bonds, payment bonds, surety bonds, or other similar obligations.
     “Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
     “Intellectual Property” means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.
     “Intellectual Property Security Agreements” means an Intellectual Property Security Agreement executed by any Borrower.
     “Interest Payment Date” means the first day of each month (or, if the first day of the month does not fall on a Business Day, then on the first Business Day following such date).
     “Inventory” means all present and future “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is out of any Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
     “Investment” is any beneficial ownership (including stock, partnership interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

     “Investment Property” means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated.
     “Knowledge” means, with respect to any Borrower, the knowledge of its Responsible Officers.
     “Lender” has the meaning ascribed to it in the preamble hereto.
     “Lender Expenses” means, collectively, all Lender Payments and Reimbursable Amounts.
     “Lender Payments” has the meaning ascribed to it in Section 9.3 hereof.
     “Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.
     “Loan Documents” are, collectively, this Agreement, the Control Agreements, the Pledge Agreements, the Intellectual Property Security Agreements, the Warrant and any promissory notes executed by any Borrower, and any other present or future agreement between Borrower and/or for the benefit of Lender in connection with this Agreement, all as amended, extended or restated.
     “LPI” has the meaning ascribed to it in the preamble hereto.
     “LPI Notes” has the meaning ascribed to it in Exhibit C hereto.
     “LPI Payoff” has the meaning ascribed to it in Exhibit C hereto.
     “Material Adverse Change” is any of the following: (a) a material adverse change in the business, operations, or condition (financial or otherwise) of any Borrower, or (b) a material impairment of the prospect of repayment of any portion of the Obligations; or (c) a material impairment of the value or priority of Lender’s security interests in the Collateral.
     “Material Litigation” has the meaning ascribed to it in Section 6.2(a) hereof.
     “Net Income” shall mean, for any period, the net income (or loss) of PlanetOut and its Subsidiaries, without duplication, as determined in accordance with GAAP.
     “Notice of Borrowing” means a notice given by any Borrower to Lender in accordance with Section 3.2(a), substantially in the form of Exhibit D, with appropriate insertions.
     “Obligations” are all debts, principal, interest, Lender Expenses and other amounts owed to Lender under the Loan Documents, now or hereafter arising, including interest accruing after Insolvency Proceedings begin and all debts, liabilities, or obligations of any Borrower assigned to Lender.

     “Operating Documents” shall mean, for any Person, such Person’s formation documents, as currently filed with the Secretary of State of such Peron’s state of formation, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its operating agreement (or similar agreement), each of the foregoing with all current modifications and amendments thereto.
     “Other Property” means (a) the following as defined in the Code, and all rights relating thereto: all present and future “commercial tort claims,” “documents,” “instruments,” “promissory notes,” “chattel paper,” “letters of credit,” “letter-of-credit rights,” “fixtures,” “farm products” and “money”; and (b) all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code.
     “Permitted Indebtedness” is:
               (a) Any Borrower’s indebtedness to Lender under this Agreement or any other Loan Document;
               (b) Indebtedness existing on the Closing Date and shown on the Disclosure Schedule, including extensions, renewals and refinancings of such Indebtedness in amounts no greater than exist on the Closing Date;
               (c) Indebtedness to trade creditors incurred in the ordinary course of business;
               (d) Indebtedness secured by Permitted Liens;
               (e) Indemnification obligations for suppliers in the ordinary course of business and indemnification obligations with respect to directors and officers, contractors and professionals rendering services to a Borrower;
               (f) Indebtedness of any Borrower to any Borrower; provided, however, that no Borrower shall make any loans to SpecPub, on or after the Closing Date, until the LPI Payoff and Lender’s Lien in the Specified SpecPub Collateral is perfected in accordance with Section 6.8; and
               (g) Indebtedness of any Subsidiary of any Borrower that is not a Borrower to any Borrower in an amount not to exceed the Downstream Amount.
     “Permitted Investments” are:
               (a) Investments shown on the Disclosure Schedule and existing on the Effective Date;
               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within 1 year from the date thereof, (ii) commercial paper and short-term corporate bonds maturing no more than 1 year from the date of its creation, and (iii) certificates of deposit maturing no more than 1 year after issue and issued by Lender or by any commercial bank organized under the laws of the United States of America or any State thereof;
               (c) Investments consisting of (i) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of Borrowers’ business not to exceed an aggregate amount of $200,000 annually, in the aggregate, and (ii) non-cash loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or arrangements approved by Borrower’s board of directors;
               (d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
               (e) Investments consisting of notes receivable or, prepaid royalties and other credit obligations to customers and suppliers who are not Affiliates, in the ordinary course of business;
               (f) Investments by any Borrower in any other Borrower; provided, however, that no Borrower shall make any Investsments in SpecPub, on or after the Closing Date, until the LPI Payoff and Lender’s Lien in the Specified SpecPub Collateral is perfected in accordance with Section 6.8;
               (g) Investments by any Borrower in any of its Subsidiaries that is not a Borrower in an amount not to exceed the Downstream Amount;
               (h) Investments in DSW, provided that such Investments do not cause any breach of Section 7.13; and
               (i) Other Investments not exceeding $125,000.
     “Permitted Liens” are:
               (a) Liens existing on the Closing Date and shown on the Disclosure Schedule or arising under this Agreement or other Loan Documents;
               (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which a Borrower maintains adequate reserves on its Books, if they have no priority over any of Lender’s security interests;
               (c) Licenses or sublicenses granted in the ordinary course of a Borrower’s business and any interest or title of a licensor or under any license or sublicense;
               (d) Leases or subleases granted in the ordinary course of a Borrower’s business, including in connection with Borrower’s leased premises or leased property;
               (e) Liens of materialmen, mechanics, warehousemen, carriers, artisans or other similar Liens arising in the ordinary course of Borrower’s business or by operation of law, which are not past due or which are being contested in good faith by appropriate procedures and for which reserves have been established in accordance with GAAP;
               (f) Liens on Equipment constituting purchase money liens and liens in connection with capital leases securing Indebtedness not to exceed $3,000,000 in the aggregate at any time; and
               (g) Liens on the cash in the accounts described in Section 7.10 in an amount not to exceed the Cruise Line Encumbrance Threshold in accordance with Section 7.12 hereof;
               (h) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and
               (i) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.
     “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
     “PlanetOut” has the meaning ascribed to it in the preamble hereto.
     “Pledge Agreements” means a Stock Pledge Agreement executed by any Borrower.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.
     “Reimbursement Amounts” has the meaning ascribed to it in Section 13.8 hereof.
     “Responsible Officer” is any of the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Controller, or the Treasurer of Borrower.
     “Revolving Line Fee” shall have the meaning ascribed to it in Section 2.3(a) hereof.
     “Revolving Maturity Date” is September 28, 2008.
     “RSVP” has the meaning ascribed to it in the preamble hereto.
     “SpecPub” has the meaning ascribed to it in the preamble hereto.
     “Specified SpecPub Collateral” has the meaning ascribed to it in Exhibit C hereto.
     “SpecPub Pledge Agreement” has the meaning ascribed to in Section 6.8 hereof.

     “SpecPub Security Agreement” has the meaning ascribed to it in Exhibit C hereto.
     “Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.
     “Term Loan Commitment” is an aggregate principal amount equal to $7,500,000.
     “Term Loan Fee” shall have the meaning ascribed to it in Section 2.3(a) hereof.
     “Term Loan Maturity Date” means October 1, 2010, or if earlier, the date of acceleration of the Term Loan by Lender following an Event of Default.
     “Transfer” shall have the meaning ascribed to it in Section 7.1 hereof.
     “Warrant” means a Warrant to purchase common stock issued by PlanetOut to Lender.
[Signature page follows.]

     In Witness Whereof, the parties have duly authorized and caused this Agreement to be executed as of the date first written above.

BORROWERS:

PlanetOut Inc.	LPI Media Inc.

By:	/s/ Karen Magee	By:	/s/ Jeffrey T. Soukup
Name:	Karen Magee	Name:	Jeffrey T. Soukup
Title:	Chief Executive Officer	Title:	Chief Financial Officer

Address and facsimile number for notices:		Address and facsimile number for notices:

c/o PlanetOut Inc. 1355 Sansome Street San Francisco, CA 94111 Attn: Todd Huge fax: (415) 834-6378		c/o PlanetOut Inc. 1355 Sansome Street San Francisco, CA 94111 Attn: Todd Huge fax: (415) 834-6378

SpecPub, Inc.		RSVP Productions, Inc.

By: Name:	/s/ Caryn Goldberg Caryn Goldberg	By: Name:	/s/ Jeffrey T. Soukup Jeffrey T. Soukup
Title:	President and CEO	Title:	Chief Financial Officer

Address and facsimile number for notices:		Address and facsimile number for notices:

c/o PlanetOut Inc. 1355 Sansome Street San Francisco, CA 94111 Attn: Todd Huge fax: (415) 834-6378		c/o PlanetOut Inc. 1355 Sansome Street San Francisco, CA 94111 Attn: Todd Huge fax: (415) 834-6378
[Signature page to Loan and Security Agreement]

PlanetOut USA Inc.

By:	/s/ Jeffrey T. Soukup

Name:	Jeffrey T. Soukup
Title:	Chief Financial Officer

Address and facsimile number for notices:
c/o PlanetOut Inc.
1355 Sansome Street
San Francisco, CA 94111
Attn: Todd Huge
fax: (415) 834-6378
[Signature page to Loan and Security Agreement]

LENDER:

ORIX Venture Finance LLC

By:	/s/ Kevin P. Sheehan

Name:	Kevin P. Sheehan
Title:	President & CEO

Address and facsimile number for notices:
ORIX Venture Finance LLC,
1177 Avenue of the Americas, 5th Floor,
New York, NY 10036
Attn: Kevin Sheehan
Fax: (212) 739-1705
With a copy to:
ORIX Venture Finance LLC,
151 Lytton Avenue, Palo Alto,
CA 94301,
Attention: Mr. Michael David.
Fax: (650) 617-0706
[Signature page to Loan and Security Agreement]

Schedule A
Disclosure Schedule
5.2 (Deposit Accounts)

Borrower	Bank Name	Type of Account	Account Number
PlanetOut, Inc.	Wells Fargo Bank	Checking	(redacted)
RSVP Productions	Wells Fargo Bank	Checking
LPI Media, Inc.	Silicon Valley Bank	Checking
LPI Media Inc.	Silicon Valley Bank	Checking
SpecPub, Inc.	Silicon Valley Bank	Checking
SpecPub, Inc.	Silicon Valley Bank	Checking
PlanetOut USA, Inc.	Silicon Valley Bank	Checking
PlanetOut USA, Inc.	Silicon Valley Bank	Checking
PlanetOut USA, Inc.	Silicon Valley Bank	Checking
PlanetOut USA, Inc.	Silicon Valley Bank	Checking
PlanetOut USA, Inc.	Silicon Valley Bank	Checking
5.2 (Location of Collateral)

Borrower	Address of location

PlanetOut Inc./PlanetOut USA Inc.	1355 Sansome Street San Francisco CA 94111

PlanetOut Inc.	317 Madison Avenue Ste. 405 New York NY 10017

PlanetOut Inc.	150 South First Street San Jose CA 95113

RSVP Productions, Inc.	2535 25th Avenue Minneapolis MN 55406

LPI Media, Inc.	6922 Hollywood Blvd. Ste. 1000 Los Angeles CA 90028

LPI Media, Inc./SpecPub, In.c	6380 Wilshire Blvd Ste. 1400 Los Angeles CA 90048

LPI Media, Inc.	245 West 17th Street, Suite 1250 New York, NY 10011
5.2 (Bailee Information)

Borrower	Address of location	Name of bailee

LPI Media, Inc.	1045 Westgate Drive, St. Paul MN 55115	Consortium Book Sales & Distribution
5.4 (Litigation)
Neocom/DIALINK v. PlanetOut Inc. (French trademark litigation matter, currently on appeal as described in PlanetOut’s 10-Q);
Permitted Indebtedness
(Include creditor name, original principal amount of indebtedness, and maturity date of indebtedness.)
The following promissory notes (together, the “Seller Notes”) due November 8, 2007:
•	Promissory Note in the original principal amount of $1,662,575 by PlanetOut, Inc. and LPI Media, Inc. (f/k/a Vulcan Acquisition Corp.) to Lipo Liquidating Corp. (f/k/a LPI Media, Inc.)

•	Promissory Note in the original principal amount of $3,188,661 by PlanetOut, Inc. and LPI Media, Inc. (f/k/a Vulcan Acquisition Corp.) to Lipo Liquidating Corp. (f/k/a LPI Media, Inc.)

•	Promissory Note in the original principal amount of $761,946 by PlanetOut, Inc. and SpecPub, Inc. (f/k/a SpecPub Acquisition Corp.) to Speco Liquidating Corp. (f/k/a SpecPub, Inc.)

•	Promissory Note in the original principal amount of $1,461,339 by PlanetOut, Inc. and SpecPub, Inc. (f/k/a SpecPub Acquisition Corp.) to Speco Liquidating Corp. (f/k/a SpecPub, Inc.)
          Equipment leases listed on the attached spreadsheet (the “Equipment Leases”)
Permitted Investments

Investments by PlanetOut in the following wholly-owned Subsidiaries: PlanetOut USA Inc., RSVP Productions, Inc., LPI Media, Inc., SpecPub, Inc.
Investments by PlanetOut in PNO/DSW Events LLC
Investments by PlanetOut USA in PlanetOut Partners UK Ltd., Online Partners Argentina S.R.L., PlanetOut Partners France SARL, OLP Holding Latin America B.V.
Investments by PlanetOut in securities account no. (redacted) held at SVB Securities
Permitted Liens
Liens securing the obligations under the Seller Notes
Liens securing the Equipment Leases
Capitalized Leases

Vendor (Equip)	Lessor	Signing Entity	Address	Account #
Avaya phone equip	CIT Communications Finance	PlanetOut Inc	1 CIT Dr, Livingston, NJ 07039	(redacted)
Avaya phone equip	CIT Communications Finance	PLANETOUT INC	”
Cisco	Cisco Systems Capital	PlanetOut Partners, Inc	170 W Tasman Dr, San Jose CA
Cisco	Cisco Systems Capital	PlanetOut Partners, Inc	”
Cisco	Cisco Systems Capital	PlanetOut Inc	”
Sysix Financial LLC	Sysix Financial LLC	PlanetOut Inc	3025 Highland Parkway, Ste 825, Downers Grove, IL 60515
Sysix Financial LLC	Sysix Financial LLC	”	”
Sysix Financial LLC	Sysix Financial LLC	”	”
Sysix Financial LLC	Sysix Financial LLC	”	”
Sysix Financial LLC	Sysix Financial LLC	”	”
Sysix Financial LLC	Sysix Financial LLC	”	”
Xerox Copier	Xerox	PlanetOut Partners, Inc	8801 Folsom Blvd, Ste 280, Sacramento, CA 95826
Xerox CP90	Xerox	PLANETOUT INC	”
Xerox DC240	Xerox	PLANETOUT INC	”
Xerox Splash 240	Xerox	PLANETOUT INC	”
Xerox WC 238 NY	Xerox	PLANETOUT INC	”
Xerox WC238	Xerox	PLANETOUT INC	”
Xerox WC238	Xerox	PLANETOUT INC	”
Xerox WC238	Xerox	PLANETOUT INC	”
Xerox WC238	Xerox	PLANETOUT INC	”
Xerox WC3545	Xerox	PLANETOUT INC	”
Xerox WCP 3545 NY	Xerox	PLANETOUT INC	”
Xerox WCP 3545 NY	Xerox	PLANETOUT INC	”
Xerox WCP 3545 SF	Xerox	PLANETOUT INC	”
Capitalized Leases

Lessor	Signing Entity	Address	Account #
CIT Communications Finance	PlanetOut Inc	1 CIT Dr, Livingston, NJ 07039	(redacted)
Cisco Systems Capital	PlanetOut USA, Inc	170 W Tasman Dr, San Jose CA

Sysix Financial LLC	PlanetOut Inc	3025 Highland Parkway, Ste 825, Downers Grove, IL 60515

Xerox	PLANETOUT INC	8801 Folsom Blvd, Ste 280, Sacramento, CA 95826

Schedule 6.7

Test Date	Test	Adjusted EBITDA Covenant
December 31, 2006	Quarterly Adjusted EBITDA for trailing three months	$816,000
March 31, 2007	Quarterly Adjusted EBITDA for trailing six months	($252,000)
June 30, 2007	Quarterly Adjusted EBITDA for trailing six months	($4,045,000)
September 30, 2007	Quarterly Adjusted EBITDA for trailing six months	($1,724,000)
December 31, 2007	Quarterly Adjusted EBITDA for trailing six months	$3,063,000
March 31, 2008	Quarterly Adjusted EBITDA for trailing six months	$2,310,000
June 30, 2008	Quarterly Adjusted EBITDA for trailing six months	$1,200,000
September 30, 2008	Quarterly Adjusted EBITDA for trailing six months	$1,200,000
December 31, 2008	Quarterly Adjusted EBITDA for trailing six months	$1,400,000
All remaining qtr. through maturity	Quarterly Adjusted EBITDA for trailing six months	$1,400,000

Exhibit A
BORROWING BASE CERTIFICATE

Borrower:	Bank:
PlanetOut, Inc.	ORlX Venture Finance LLC
1355 Sansome Street	1177 Avenue of the Americas, 5th Floor
San Francisco, CA 94111	New York, NY 10036

Revolver Commitment Amount: $7,500,000

For the Month Ending:		Aug-06
ACCOUNTS RECEIVABLE
1. Accounts Receivable Book Value	$—
2. Additions (please explain on reverse)	$—

3. TOTAL ACCOUNTS RECEIVABLE		$—

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days past due	$—
5. Balance of 50% over 90 day past due accounts	$—
6. Credit balances over 90 days	$—
7. Concentration Limits[1]	$—
8. Foreign Accounts	$—
9. Governmental Accounts	$—
10. Contra Accounts	$—
11. Promotion or Demo Accounts	$—
12. Intercompany/Employee Accounts	$—
13. SpecPub receivables	$—

14. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$—

15. Eligible Accounts (#3 minus #14)		$—

16. TOTAL BORROWING BASE (85% of #15)		$—

BALANCES
17. Total Revolving Facility	$7,500,000

18. Total Funds Available (Lesser of #16 or #17)		$—

19. Present balance owing on Line of Credit	$—	$—

20. RESERVE POSITION (#18 minus #19)		$—

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and ORIX Venture Finance.

COMMENTS:	FOR ORIX USE ONLY

PlanetOut, Inc.	Rec’d By/Date:
Auth. Signer

Name	Verified/Date:
Dan Miller		Auth. Signer

Title Chief Financial Officer

[1]	Accounts owing from one account debtor will not be deemed Eligible Accounts to the extend they exceed 25% of the total Accounts outstanding.

Exhibit B
Form of Compliance Certificate

QUARTERLY COMPLIANCE CERTIFICATE	For Period

TO:	ORIX Venture Finance LLC
FAX:	212-739-1539
FROM:	PlanetOut Inc., PlanetOut USA Inc., LPI Media Inc., SpecPub, Inc., and RSVP Productions, Inc. (collectively, the “Borrowers”)
The undersigned authorized officer(s) of each Borrower certif(ies)(y) that, under the Loan and Security Agreement between Borrowers and ORIX dated as of September 28, 2006 (the “Loan Agreement”) and all related documents (with the Loan Agreement, the “Loan Documents”): (i) For the period above, Borrowers are in complete compliance with all covenants in the Loan Documents, including all financial covenants (except as may be noted below); (ii) all representations and warranties in the Loan Documents are true and correct in all material respects on this date, except for those representations and warranties that expressly refer to another date, which are true, accurate and complete in all material respects as of such date; and provided that any representations and warranties set forth in Section 5 of the Loan Agreement that refer to financial statements are made with respect to the financial statements most recently delivered to Lender pursuant to Section 6.2 of the Loan Agreement, and (iii) No Default or Event of Default (as those terms are defined in the Loan Agreement) has occurred and is continuing. Without limiting the foregoing, the undersigned further certifies to the compliance with the specific covenant set out below. Attached are the required documents supporting this Certificate. The undersigned certifies that these were prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in any accompanying letter or footnotes. Nothing herein limits, modifies, amends or waives any provisions of the Loan Documents.
Borrower must comply with all covenants, including without limitation the following:

Covenant	Required	Actual	Complies
Minimum Adjusted EBITDA	Borrowers shall maintain an Adjusted EBITDA (as defined in the Loan Agreement) as set forth on Schedule 6.7 to the Loan Agreement.		Yes	No
Borrower only has deposit accounts located at the following institutions:

Has Borrower filed any new Trademark, Patent or Copyright applications during the period referenced above, notice of which has not already been given to Lender? (if “yes,” please list below) Yes       No

Trademarks:

Patents:

Copyrights:

QUARTERLY COMPLIANCE CERTIFICATE	For Period

TO:	ORIX Venture Finance LLC
FAX:	212-739-1539
FROM:	PlanetOut Inc., PlanetOut USA Inc., LPI Media Inc., SpecPub, Inc., and RSVP Productions, Inc.

Comments
Regarding
Exceptions:

PlanetOut Inc.	LPI Media Inc.
By:	By:
Name:	Name:
Title:	Title:

SpecPub, Inc.	RSVP Productions, Inc.
By:	By:
Name:	Name:
Title:	Title:

PlanetOut USA Inc.
By:
Name:
Title:

FOR ORIX USE ONLY: Date Received:	Reviewed by:	Review Date:	Compliance: Y / N

Exhibit C
Description of Collateral
     “Collateral” means of all of each Borrower’s right, title and interest in and to the following whether owned now or hereafter acquired or arising, and wherever located: all its Accounts; all its Inventory; all its Equipment; all its Deposit Accounts; all its General Intangibles; all its Investment Property; all its Other Property; and any and all claims, rights and interests in any of the foregoing, and all guaranties and security for any of the foregoing, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the foregoing, and such Borrower’s Books relating to any of the foregoing; provided, however, the Collateral shall not include (i) PlanetOut’s Intellectual Property, www.gay.com and all derivative URLs leading to www.gay.com; (ii) the “Interests” (as defined in the Limited Liability Company Agreement of PNO/DSW Events LLC dated as of February 1, 2006); (iii) cash subject to a Lien described in subsection (g) of the definition of Permitted Liens; (iv) the “Pledged Collateral” as defined in the SpecPub Pledge Agreement and “Collateral” as such term is defined in that certain Security Agreement and Accommodation Security Agreement (the “SpecPub Security Agreement”) dated as of November 8, 2005 made by SpecPub in favor of the Sellers (as defined below) (collectively, the “Specified SpecPub Collateral”) so long as any of those certain Promissory Notes dated November 8, 2005 (the “LPI Notes”) made by LPI Media, Inc. (f/k/a Vulcan Acquisition Corp.) and SpecPub, Inc. (f/k/a SpecPub Acquisition Corp.) in favor of Lipo Liquidating Corp (f/k/a LPI Media, Inc.) (“Lipo”) and Speco Liquidating Corp. (f/k/a SpecPub, Inc.) (“Speco”; together with Lipo, the “Sellers”) remain outstanding; and (v) any chattel paper and General Intangibles which are now or hereafter held or any equipment heretofore or hereafter acquired by any of the Borrowers as licensee, lessee or otherwise, to the extent that (x) such chattel paper, Equipment and General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (unless and solely to the extent that any such restriction on assignment or encumbrance is ineffective under the Code or other applicable law), without the consent of the licensor, lessor or financer thereof or other applicable party thereto and (y) such consent has not been obtained; provided that the Collateral shall include (a) any and all proceeds of such chattel paper, Equipment and General Intangibles to the extent that any anti-assignment clause in any agreement relating thereto does not restrict the assignment or encumbering of such proceeds, or if assignment or the granting of a lien in such proceeds is so restricted, solely to the extent that such restriction is ineffective under the Code or other applicable law and (b) upon the consent of any such licensor, lessor, financer or other applicable party to the encumbrance of any such otherwise excluded chattel paper, Equipment or General Intangibles being obtained, thereafter such chattel paper, Equipment or General Intangibles as well as any and all proceeds thereof that theretofore might have been excluded from such grant of a security interest.
Upon payment in full of the LPI Notes in accordance with Section 2.10 of the SpecPub Security Agreement (the “LPI Payoff”), the exclusion in subsection (iv) immediately above for the Specified SpecPub Collateral shall no longer apply.
[Exhibit C to Loan and Security Agreement]

Exhibit D
Notice of Borrowing
Notice of Borrowing
Date:

To:	ORIX Venture Finance LLC [ ] Attn: [ ]

Re:	Loan and Security Agreement dated as of September 28, 2006 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), by and among ORIX Venture Finance LLC (the “Lender”), as lender, on the one hand, and PlanetOut Inc., PlanetOut USA Inc., LPI Media Inc., SpecPub, Inc., and RSVP Productions, Inc., as the borrowers, on the other hand.
Ladies and Gentlemen:
     The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.3(a) of the Loan Agreement, of the borrowing of an Advance.
     1. The Funding Date, which shall be a Business Day, of the requested Borrowing is                     .
     2. The aggregate amount of the requested Borrowing is $                    .
     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:
     (a) all representations and warranties of Borrowers contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that those representations and warranties expressly referring to another date are true, accurate and complete in all material respects as of such date; and provided, further, that the representations and warranties set forth in Section 5 of the Loan Agreement shall be deemed to be made with respect to the financial statements most recently delivered to Lender pursuant to Section 6.2 of the Loan Agreement;
     (b) no Event of Default has occurred and is continuing, or would result from such proposed Advance; and
     (c) the requested Advance will not cause the aggregate principal amount of the outstanding Advances to exceed, as of the designated Funding Date, the lesser of the Committed Revolving Line or amounts available under the Borrowing Base.

Borrower	[Applicable Borrower]
By:
Name:
Title:

[Exhibit D to Loan and Security Agreement]